U.S. SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 12, 2006


                            LEXINGTON RESOURCES, INC.
        _________________________________________________________________
        (Exact Name of Small Business Issuer as Specified in its Charter)


                                     NEVADA
              _____________________________________________________
              (State or other Jurisdiction as Specified in Charter)


        00-25455                                         88-0365453
________________________                    ____________________________________
(Commission file number)                    (I.R.S. Employer Identification No.)


                            7473 West Lake Mead Road
                             Las Vegas, Nevada 89128
                    ________________________________________
                    (Address of Principal Executive Offices)


                                  702.382.5139
                           ___________________________
                           (Issuer's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 6, 2006, the Board of Directors of Lexington Resources, Inc., a Nevada corporation (the "Company"), pursuant to written consent, unanimously approved the appointment of Mr. Gino Cicci as a member of the Company's Board of Directors, effective as of June 12, 2006, to serve until his successor is duly elected and shall qualify.

During the past five years, Mr. Cicci has been active within the oil and gas industry and has been engaged in providing consulting services to the Company pursuant to contractual arrangements between the Company and International Market Trend. In past years, he has been associated with junior companies that have drilled for oil and gas in Alberta and Texas. He has also been engaged with companies that have explored various regions in Canada and the United States for precious metals, primarily in the Provinces of Ontario, Quebec and British
Columbia and in the States of Nevada, Arizona and Idaho. Management of the Company believes that Mr. Cicci's broad experience and knowledge of junior markets will be an asset to the Company during its various phases of growth.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Not Applicable.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                 LEXINGTON RESOURCES, INC.



Date:  June 12, 2006             By:/s/ GRANT ATKINS
                                        _____________________________________
                                        Grant Atkins
                                        President and Chief Executive Officer